Exhibit 23.6
CONSENT OF EXPERT

I hereby consent to the use of and reference to my name, Sharron Sylvester, B.Sc. (Geol), RPGeo AIG, and the information that I reviewed and approved, as described or incorporated by reference in (i) SSR Mining Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, and (ii) SSR Mining Inc.’s Registration Statements on Form S-8 (File No. 333-219848, 333-185498, 333-196116, 333-198092, 333-248813 and 333-259280), filed with the United States Securities and Exchange Commission.

Dated this 23rd day of February, 2022.

Yours very sincerely,

/s/ “S T Sylvester”
Sharron Sylvester, B.Sc. (Geol), RPGeo AIG
Technical Director – Geology
OreWin Pty Ltd